iRhythm® Technologies Names Quentin Blackford President and Chief Executive Officer
Accomplished MedTech Leader with Proven Track Record of Strategic, Operational and Financial Execution with High Growth Companies
SAN FRANCISCO, September 13, 2021 -- iRhythm Technologies, Inc. (NASDAQ: IRTC) (“iRhythm”), a leading digital healthcare solutions company focused on the advancement of cardiac care, today announced that Quentin Blackford has been appointed President and Chief Executive Officer of iRhythm and a member of the Board of Directors, effective October 4, 2021.
Mr. Blackford is an accomplished industry leader, bringing more than 20 years of experience scaling premier innovative medical device and digital health companies, including most recently as Chief Operating Officer of Dexcom, Inc. (“Dexcom”), a leader of diabetes care technology. In that role, he was responsible for global operations, corporate strategy and expansion into new markets, helping guide the company during a period of significant growth and transformation.
“Quentin is a world-class leader who has been at the center of growth and market expansion at multiple premier medtech companies,” commented Abhijit Talwalkar, Chairman of the iRhythm Board. “Quentin has a strong track record of engaging teams to instill excellence across global operations. He shares our commitment to innovation and appreciates the important role it has in improving lives. We are delighted to welcome him to iRhythm to drive our next phase of success.”
“I am excited to be joining iRhythm as CEO,” said Mr. Blackford. “iRhythm’s business is built around innovative technology with differentiated capabilities that providers and patients value. This is a powerful platform for growth and I am looking forward to joining the iRhythm team to ensure we capitalize on the company’s many opportunities."

Douglas Devine will continue to serve as the Interim CEO until Mr. Blackford joins the company on October 4th, 2021.
Mr. Talwalkar continued, “We are immensely grateful to Doug for his leadership and steady hand over these past weeks as interim CEO. His commitment to iRhythm and our stakeholders helped ensure a smooth transition period and continued progression on our operating plans. He is a valuable member of our executive management team.”

About Quentin Blackford
Mr. Blackford most recently served as the Chief Operating Officer of Dexcom, Inc. In this role, Mr. Blackford was responsible for Dexcom’s global operations, strategic development and growth and entrance into new markets. He joined Dexcom as Chief Financial Officer in 2017.
Prior to Dexcom, Mr. Blackford served as NuVasive’s Executive Vice President, Chief Financial Officer, Head of Strategy and Corporate Integrity, where he played a key role in navigating the company through phases of significant growth and profitability improvements since 2009. He was instrumental in several acquisitions to build upon NuVasive’s portfolio of products and entry into new product segments, as well as geographic expansion.
Prior to his roles at NuVasive, Mr. Blackford led the organization’s Global Financial Planning & Analysis group at Zimmer Holdings, Inc., in addition to serving as Director of Finance and Controller of the Dental Division.
Mr. Blackford is an independent member of the Board of Directors of Alphatec Holdings, Inc. and Axogen, Inc.
Mr. Blackford is a Certified Public Accountant (inactive) and received dual Bachelor of Science degrees in Accounting and Business Administration from Grace College.

About iRhythm Technologies, Inc.
iRhythm is a leading digital health care company redefining the way cardiac arrhythmias are clinically diagnosed. The company combines wearable biosensor devices worn for up to 14 days and cloud-based data analytics with powerful proprietary algorithms that distill data from millions of heartbeats into clinically actionable information. The company believes improvements in arrhythmia detection and characterization have the potential to change clinical management of patients.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These statements include statements relating to growth expectations and personnel matters. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled “Risk Factors” and elsewhere in our filings made with the Securities and Exchange Commission on Forms 10-K and 10-Q. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. iRhythm disclaims any obligation to update these forward-looking statements.
Investor Relations Contact
Leigh Salvo
(415) 937-5404
investors@irhythmtech.com

Media Contact
Morgan Mathis
(310) 528-6306
irhythm@highwirepr.com

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